Exhibit 107

Calculation of Filing Fee Table
Form S-8
Champions Oncology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount registered (1)(2)	Proposed maximum offering price per share	Maximum aggregate offering price (3)	Fee Rate	Amount of registration fee (3)(4)
Equity	Common Stock, $0.001 par value - 2021 Equity Incentive Plan	Rule 457(c) and 457(h)	534,502	$7.16 (3)	$3,827,034	0.00015310	$585.92
Equity	Common Stock, $0.001 par value - 2021 Equity Incentive Plan	Rule 457(c) and 457(h)	1,465,498	$3.92 (4)	$5,744,752	0.00015310	$879.52
Total Fee Offsets (5)							$—
Net Fee Due							$1,465.44

(1)	This Registration Statement is being filed by Champions Oncology, Inc. relating to 2,000,000 shares of our Common Stock which may be offered and sold pursuant to the Champions Oncology, Inc. 2021 Equity Incentive Plan (the “Plan”). No additional registration fee is required for the shares registered on this Registration Statement pursuant to Rule 457(h)(3).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), also registered hereby are such additional and indeterminate number of shares of Common Stock as may be issuable under the plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee with respect to 534,502 shares of Common Stock exercisable pursuant to options previously granted under the Plan, on the weighted average per share exercise price of $7.16 which was computed in accordance with Rule 457(c) and Rule 457(h)(1).

(4)	Estimated solely for the purpose of calculating the registration fee with respect to the 1,465,498 shares of Common Stock remaining available for issuance pursuant to awards made under the Plan, which was computed in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act, on a basis of the average of the high and low sales prices of the Common Stock last reported on The Nasdaq Capital Market on October 29, 2024.

(5)	The Registrant does not have any fee offsets.